                                                                     EXHIBIT 4.8

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING of THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A U.S. DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR A U.S. DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY OR A NOMINEE OF THE U.S. DEPOSITARY AS THE CASE MAY BE.

                           HANOVER COMPRESSOR COMPANY

                             ----------------------

CUSIP No. 410768 AC 9

Reg. No. 0001                                                       $192,000,000

                  HANOVER COMPRESSOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Ninety Two Million Dollars ($192,000,000) on March 15, 2008, and to pay interest thereon from March 21, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2001, at the rate of 4.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of (and premium, if any) on this Security may be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in Dollars, by Dollar check mailed to the address of the Per\son entitled thereto as such address shall appear in the Security Register or by transfer to a Dollar account. Payment of interest on this Security may be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in Dollars, by Dollar check mailed to the address of the Person entitled there to as such address shall appear in the Security Register or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Regular Record Date or Special Record Date, as the case may be, by transfer to a Dollar account; provided, however, that transfers to Dollar accounts will be made only to Holders of an aggregate principal amount of Securities in excess of $2,000,000.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 21,2001

                                                HANOVER COMPRESSOR COMPANY
[SEAL]
                                                By:
                                                   -------------------------
                                                   Name:
                                                   Title:

Attest:
       ---------------------
       Name:
       Title:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                Wilmington Trust Company,
                                                As Trustee

                                                By:
                                                   -------------------------
                                                   Authorized Signatory

                              [Reverse of Security]

                  This Security is one of a duly authorized issue of securities of the company (herein called the "Securities"), issued and to be issued in one or more Series under [ILLEGIBLE] dated as of March 15, 2001 (herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee," which term [ILLEGIBLE] successor trustee under the Indenture), to which Indenture and all indentures [ILLEGIBLE] thereto Reference is hereby made for a statement of the respective rights, limitations of [ILLEGIBLE] duties and immunities thereunder of the Company, the Trustee and the Holders of the [ILLEGIBLE] and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $192,000,000.

                  The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by first class mail, at any time on or after March 15, 2004, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

  If redeemed during the 12-month period beginning on:

----------------------------------
   Year           Redemption price
----------------------------------
March l5, 2004            102.714%
March 15, 2005            102.036%
March 15, 2006            101.357%
March 15, 2007            100.679%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at such Holder's option, at any time following the original issue date of the Securities of this series and on or before the close of business on the Business Day immediately preceding March 15, 2008, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his or her right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is at least $1,000) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 22.7596 shares of Common Stock for each $1,000 principal amount of Securities of this series (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture, including pursuant to Section 14.03(2)) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date [(except if this Security or portion thereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date and the conversion rights of this Security, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent as may be designated by it for such purpose, in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate; provided however, that if this Security or portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date and the conversion rights of this Security, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date, then the Holder of this Security on such Regular Record Date will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest l/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.

                  The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities of this series, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares and further assuming, if such consolidation, merger, conveyance, transfer, sale or lease occurs prior to the original issue date of the Securities of this series, that this Security was convertible at the time of such occurrence at the Conversion Rate specified above as adjusted from the issue date of such Security to such time as provided in the Indenture). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least 1% of such price, provided that any adjustment that would Otherwise be made, but for the application of the foregoing, will be carried forward and taken into account in the computation of any subsequent adjustment.

                  If a Change in Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the second succeeding paragraph, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

                  In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities of this series for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  This Security is not subject to defeasance as described in the Indenture.

                  The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture, in addition, the Indenture permits, with certain exceptions as therein provided. the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the

Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

________________________________________________________________________________
       (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
       (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________       Your Signature: _________________________________________
                           (Sign exactly as your name appears on the other side
                            of this Security)

Signature Guaranty: ____________________________________________________________
                    [Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification Number:

_________________________________________________

                            FORM OF CONVERSION NOTICE

                  The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is at least $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all applicable transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated: ____________________                     ________________________________

                                                ________________________________
                                                Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

             Name
             Address

Social Security or other Identification Number, if any ________________________
                                                       Signature Guaranteed

If only a portion of the Securities is to be converted, please indicate:

         1.       Principal amount to be converted: $ __________________

         2.       Principal amount and denomination of Securities representing unconverted principal amount to be issued: $________________

         ($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is at least $1,000)

                FORM OF ELECTION OF HOLDER TO REQUIRE REPURCHASE.

                  Pursuant to Article XII of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

                  The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date, as provided in the Indenture.

Dated:___________________                       ________________________________

                                                ________________________________
                                                Signature(s)

                                                Signature(s) must be
                                                guaranteed by an Eligible
                                                Guarantor Institution with
                                                membership in an approved
                                                signature guarantee program
                                                pursuant to Rule 17Ad-l5
                                                under the Securities Exchange
                                                Act of 1934.

                                                ________________________________
                                                Signature Guaranteed

Principal amount to be repurchased (at least $1,000 or an integral multiple $l,000 in excess thereof):_____________________________________

Remaining principal amount following such repurchase (not less than $1,000):

______________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.